UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 20, 2010

ROCKY BRANDS, INC.

(Exact name of registrant as specifıed in its charter)

Ohio	001-34382	31-1364046
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identifıcation No.)

39 East Canal Street, Nelsonville, Ohio	45764
(Address of principal executive offıces)	(Zip Code)

Registrant's telephone number, including area code (740) 753-1951

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K fıling is intended to simultaneously satisfy the fıling obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 20, 2010, Rocky Brands, Inc. (the “Company”) entered into a Revolving Credit, Guaranty, and Security Agreement (the “Credit Agreement”) among the Company and certain of its subsidiaries (together with the Company, the “Borrowers”), the lenders party thereto, and PNC Bank, National Association as administrative agent for the lenders (the “Agent”) for certain extensions of credit (the “Credit Facility”).

The Credit Agreement replaces (i) the Note Purchase Agreement, dated May 25, 2007, among the Company and certain of its subsidiaries, the note purchasers party thereto, and Laminar Direct Capital L.P. as collateral agent for such purchases, and (ii) the Amended and Restated Loan and Security Agreement, most recently amended May 19, 2010, among the Company and certain of its subsidiaries, GMAC Commercial Finance LLC, as administrative agent and sole lead arranger for the lenders, Bank of America, N.A., as syndication agent, and Charter One Bank, N.A., as documentation agent, which agreements were terminated in connection with entering the Credit Agreement.

The Credit Facility is comprised of a five-year revolving credit facility up to a principal amount of $70 million, which may be increased up to $80 million at the Borrowers’ option subject to customary conditions, and also provides for the issuance of letters of credit up to $7.5 million.  The Credit Facility is secured by a first priority perfected security interest in all presently owned and hereafter acquired personal property of the Borrowers, subject to specified exceptions.

The foregoing is intended only to be a summary of the Credit Facility and Credit Agreement and is qualified in its entirety by the Credit Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.                                                                           Description

10.1
Revolving Credit, Guaranty, and Security Agreement, dated October 20, 2010, among Rocky Brands, Inc., Lehigh Outfitters, LLC, Lifestyle Footwear, Inc., Rocky Brands Wholesale LLC, Rocky Brands International, LLC, and Rocky Canada, Inc., as borrowers, and the financial institutions party thereto as lenders, and PNC Bank, National Association as agent for the lenders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rocky Brands, Inc.

Date: October 21, 2010	By:	/s/ James E. McDonald
James E. McDonald, Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1
Revolving Credit, Guaranty, and Security Agreement, dated October 20, 2010, among Rocky Brands, Inc., Lehigh Outfitters, LLC, Lifestyle Footwear, Inc., Rocky Brands Wholesale LLC, Rocky Brands International, LLC, and Rocky Canada, Inc., as borrowers, and the financial institutions party thereto as lenders, and PNC Bank, National Association as agent for the lenders